Exhibit 99.1

Startek Reports Record Fourth Quarter and Full Year 2021 Financial Results

- Revenue Growth for the Fourth Quarter and Full Year Driven by Continued Strength Across Core Verticals -

- Ongoing Investments in Sales Ecosystem, Technological Capabilities, and Digital Partnerships Aim to Bolster the Company’s Operational Foundation to Support Long-Term Growth -

GREENWOOD VILLAGE, CO – March 10, 2022 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Summary ($ in millions, excl. margin items)

	Q4 2021	Q4 2020	Change
Net Revenue	$178.7	$174.5	2%
Gross Profit	$26.8	$30.2	(11)%
Gross Margin	15.0%	17.3%	-230	bps
SG&A Expenses	$15.1	$14.7	3%
Net Income/(Loss)[1]	$6.7	$(7.6)	188%
EPS[1]	$0.2	$(0.2)	184%
Adjusted Net Income/(Loss)[2], [3]	$12.9	$8.8	47%
Adjusted EPS[2], [3]	$0.3	$0.2	45%
Adjusted EBITDA[3]	$18.9	$23.3	(19)%

Full Year 2021 Financial Summary ($ in millions, excl. margin items)

	2021	2020	Change
Net Revenue	$703.6	$640.2	10%
Gross Profit	$97.6	$87.2	12%
Gross Margin	13.9%	13.6%	30	bps
SG&A Expenses	$54.6	$59.7	(9)%
Net Income/(Loss)[1]	$1.5	$(39.0)	104%
EPS[1]	$0.0	$(1.0)	104%
Adjusted Net Income/(Loss)[2], [3]	$27.3	$8.5	221%
Adjusted EPS[2], [3]	$0.7	$0.2	205%
Adjusted EBITDA[3]	$72.4	$58.2	24%

[1] Reflects net income (loss) attributable to Startek shareholders.

[2] Reflects Adjusted net income (loss) attributed to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“During the fourth quarter, we continued to support our growth across core verticals and meaningfully enhance our operational foundation,” said Bharat Rao, Global CEO of Startek. “We generated year-over-year revenue growth for both the fourth quarter and full year, while maintaining our disciplined approach to cost management across the business. Since assuming the helm of our executive leadership team in October 2021, I’ve spent a considerable amount of time meeting with our management teams across the globe, along with many of our client accounts and stakeholders, to evaluate how we are performing relative to expectations.

“Throughout this initial evaluation period, we have already made significant changes across the organization. On an operational level, we continued to invest in our technological capabilities, especially in cybersecurity, to ensure that we remain protected against future threats and fully optimize the dexterity of our services. We also greatly bolstered our leadership team, adding five new executives, including myself, since October 2021 to round out our C-suite. With a strong focus on accelerating profitable growth, while providing our clients a best-in-class, digital-first customer experience, we now have an executive team that is fully aligned on the mission at-hand going forward.

“As we progress through 2022, we’re going to continue making meaningful investments to drive growth. We’ve already started building out a revamped sales infrastructure with a reorganized lead generation team, and we anticipate adding additional senior sales leaders over the next few months. To further support our sales process, our marketing team has been at work better defining our overall value proposition to customers and implementing more effective go-to-market strategies. We will also continue to have a disciplined approach with our cost structure. In fact, through a detailed analysis, we have been identifying centers with sub-optimal performance to evaluate the necessary consolidation or right-sizing actions to improve the overall utilization of our footprint.

“Our work to optimize our cost structure, build out our leadership team, and refine our sales and marketing focus has positioned us to further enhance our omni-channel capabilities and execute on our growth initiatives in 2022. I am incredibly proud of our team’s sustained commitment to providing best-in-class service to our customers during this time of evaluation and transition. I have the utmost confidence in our bolstered organizational structure to begin accelerating on our growth trajectory.”

Fourth Quarter 2021 Financial Results

Net revenue in the fourth quarter increased slightly to $178.7 million compared to $174.5 million in the year-ago quarter. The increase was attributable to continued solid performance within the Company’s core verticals and geographies. On a constant currency basis, net revenue increased 2.2% compared to the prior year period.

Gross profit in the fourth quarter was $26.8 million compared to $30.2 million in the year-ago quarter. Gross margin was 15% compared to 17.3% in the year-ago quarter. The decrease was primarily due to the impact of a one-off performance bonus declared in December 2021 and continued growth in the telecom and government verticals that are delivered onshore, partially offset by the Company’s sustained commitment to prudent cost management across the organization.

Selling, general and administrative (SG&A) expenses in the fourth quarter were $15.1 million compared to $14.7 million in the year-ago quarter. As a percentage of revenue, SG&A was the same at 8.4% compared to the year ago quarter. The increase was driven by the investments in sales, marketing and digital teams where the Company added new positions to strengthen its go-to-market efforts.

Net income attributable to Startek shareholders in the fourth quarter increased significantly $6.7 million or $0.16 per share, compared to a net loss of $7.6 million or $(0.19) per share in the year-ago quarter. The net income in the current period included a $6.7 million impact of fair value gains from the investment in CSS Corp. that was partially offset by an approximate $4.5 million impairment charge on right-of-use assets related to operating leases in select geographies where the Company’s client service delivery is pivoting towards a work from home delivery model.

Adjusted net income* in the fourth quarter was $12.9 million or $0.32 per diluted share, compared to adjusted net income* of $8.8 million or $0.22 per diluted share in the year-ago quarter.

Adjusted EBITDA* in the fourth quarter was $18.9 million compared to $23.3 million in the year-ago quarter. The decrease was primarily driven by the aforementioned lower levels of gross profit and incremental investments in SG&A during the quarter.

At December 31, 2021, cash and restricted cash were $55.4 million[1] compared to $63.5 million at September 30, 2021. The decrease was due to the lower level of working capital generated during the fourth quarter relative to the third quarter of 2021. Total debt at December 31, 2021 was $170.0 million compared to $170.4 million at September 30, 2021, and net debt at December 31, 2021 was $114.6 million[2] compared to $106.9 million at September 30, 2021.

During the three months ended December 31, 2021, the Company repurchased an aggregate of 353,810 shares of common stock under its repurchase plan, at an average cost of $4.44 per share.

Full Year 2021 Financial Results

Net revenue in 2021 increased 9.6% to $703.6 million compared to $640.2 million in 2020. This increase was primarily due to strong performance and recovery trends across core verticals, including the additional revenue generated from the U.S. COVID-19 assistance government contract in the second quarter of 2021. On a constant currency basis, net revenue increased 10.6% compared to the prior year.

Gross profit in 2021 increased 11.9% to $97.6 million compared to $87.2 million in 2020. Gross margin increased 30 basis points to 13.9% compared to 13.6% in 2020. The increase was primarily due to the recovery and growth trends across several core verticals, including the increased revenue from the healthcare and education vertical as a result of the aforementioned vaccine program in the second quarter. The increase was also supported by lower rental costs in 2021 relative to 2020 due to favorable renegotiations during lease contract renewals.

Selling, general and administrative (SG&A) expenses in 2021 decreased to $54.6 million compared to $59.7 million in 2020. As a percentage of revenue, SG&A improved 150 basis points to 7.8% compared to 9.3% in 2020 as a result of the Company’s higher revenue base and lower communication and maintenance expenses.

Net income attributable to Startek shareholders in 2021 improved to $1.5 million or $0.04 per share, compared to a net loss of $(39.0) million or $(0.99) per share in 2020. Net income in 2021 included a one-time charge related to expenses associated with the debt refinancing the Company completed in February 2021, as well as the aforementioned approximate $4.5 million in impairment charges recorded in the fourth quarter of 2021. Net loss in 2020 included an approximate $35.9 million goodwill impairment charge accounted in the first quarter and in the fourth quarter due to COVID-19 related forecasted declines in the Company’s business in India, South Africa, Australia and Argentina, owing primarily to the devaluation of the local currency.

Adjusted net income* in 2021 increased significantly to $27.3 million or $0.67 per diluted share, compared to adjusted net income* of $8.5 million or $0.22 per diluted share in 2020.

Adjusted EBITDA* in 2021 increased 24% to $72.4 million compared to $58.2 million in 2020. The increase is due to the aforementioned revenue growth and cost reductions driven during the year.

During the year ended December 31, 2021, the Company repurchased an aggregate of 412,769 shares of its common stock under its repurchase plan, at an average cost of $4.61 per share.

*A non-GAAP measure defined below.

[1] Cash balance excluding restricted cash at December 31, 2021 amounted to $47.9 million as compared to $56.8 million at September 30, 2021.

[2] Net debt excluding restricted cash balance at December 31, 2021 was $122.1 million compared to $113.6 million at September 30, 2021.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

 Date: Thursday, March 10, 2022

Time: 5:00 p.m. Eastern Time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 5348066

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through March 17, 2022.

 Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 5348066

About Startek

Startek is a global provider of tech-enabled business process management solutions. The company provides omni-channel customer experience, digital transformation, and technology services to some of the finest brands globally. Startek is committed to impacting clients’ business outcomes by focusing on enhancing customer experience and digital & AI enablement across all touch points and channels. Startek has more than 45,000 CX experts spread across 45 delivery campuses in 13 countries. The company services over 200 clients across a range of industries such as banking and financial services, insurance, technology, telecom, healthcare, travel & hospitality, ecommerce, consumer goods, retail, and energy & utilities. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K as well as other filings with the Securities and Exchange Commission (SEC), for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Giuseppe Montefinese
Startek
+1 732-890-8929
giuseppe.montefinese@startek.com

Cody Cree
Gateway Group, Inc.
+1 949-574-3860
SRT@gatewayir.com

Media Relations

Zainab Boxwala

Startek

zainab.boxwala@startek.com

STARTEK, INC. AND SUBSIDIARIES
Consolidated Statements of Income (loss)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue	177,667	174,918	703,546	641,844
Warrant adjustment	1,078	(449)	87	(1,622)
Net revenue	178,745	174,469	703,633	640,222
Cost of services	(151,907)	(144,227)	(606,031)	(552,973)
Gross profit	26,838	30,242	97,602	87,249

Selling, general and administrative expenses	(15,075)	(14,712)	(54,643)	(59,744)
Impairment losses and restructuring/exit cost	(6,262)	(13,254)	(8,226)	(37,799)
Operating income (loss)	5,501	2,276	34,733	(10,294)

Share of income (loss) of equity-accounted investees	6,682	(6)	6,681	(31)
Interest expense, net	(684)	(2,692)	(19,173)	(13,376)
Foreign exchange gains (losses), net	(691)	(1,853)	(649)	(2,183)
Income (loss) before income tax expense	10,808	(2,275)	21,592	(25,884)
Tax expense	(2,469)	(1,951)	(11,866)	(7,760)
Net income (loss)	8,339	(4,226)	9,726	(33,644)

Net income (loss)
Net income attributable to noncontrolling interests	1,645	3,351	8,226	5,341
Net income (loss) attributable to Startek shareholders	6,694	(7,577)	1,500	(38,985)
	8,339	(4,226)	9,726	(33,644)

Net income (loss) per common share
Basic net income (loss) attributable to Startek shareholders	0.16	(0.19)	0.04	(0.99)
Diluted net income (loss) attributable to Startek shareholders	0.16	(0.19)	0.04	(0.99)

Weighted average common shares outstanding
Basic	40,707	40,333	40,719	39,442
Diluted	40,865	40,333	41,086	39,442

STARTEK, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	47,940	44,507
Restricted cash	7,456	6,052
Trade accounts receivables, net	106,937	83,560
Unbilled revenue	50,074	49,779
Prepaid and other current assets	12,611	14,542
Total current assets	225,018	198,440

Non-current assets
Property, plant and equipment, net	34,168	34,225
Operating lease right-of-use assets	63,012	69,376
Intangible assets, net	90,092	100,440
Goodwill	183,397	183,397
Investment in equity-accounted investees	31,688	111
Deferred tax assets, net	3,664	5,294
Prepaid expenses and other non-current assets	11,436	13,370
Total non-current assets	417,457	406,213
Total assets	642,475	604,653

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	11,916	20,074
Accrued expenses	53,203	57,118
Short term debt	3,611	15,505
Current maturity of long term debt	6,241	2,180
Current maturity of operating lease obligation	24,393	19,327
Other current liabilities	48,265	39,987
Total current liabilities	147,629	154,191

Non-current liabilities
Long term debt	160,175	118,315
Operating lease liabilities	44,263	52,052
Other non-current liabilities	19,562	15,498
Deferred tax liabilities, net	17,526	17,715
Total non-current liabilities	241,526	203,580
Total liabilities	389,155	357,771

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,893,396 and 40,453,462 shares issued as of December 31, 2021, and December 31, 2020, respectively	409	405
Additional paid-in capital	291,537	288,700
Accumulated deficit	(84,043)	(85,543)
Treasury stock, 412,769 and nil shares as of December 31, 2021, and December 31, 2020, respectively, at cost	(1,912)	-
Accumulated other comprehensive loss	(10,687)	(7,286)
Equity attributable to Startek shareholders	195,304	196,276
Non-controlling interest	58,016	50,606
Total stockholders’ equity	253,320	246,882
Total liabilities and stockholders’ equity	642,475	604,653

STARTEK, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended December 31,
	2021	2020
Operating activities
Net income (loss)	9,726	(33,644)

Adjustments to reconcile net income (loss) to net cash generated from operating activities:
Depreciation and amortization	28,137	28,201
Impairment of goodwill	-	35,944
Impairment of right-of-use assets	4,514	-
Profit on sale of property, plant and equipment	(106)	167
Provision for doubtful accounts	370	2,662
Amortization of debt issuance costs (including loss on extinguishment of debt)	11,607	1,454
Amortization of call option premium	1,200	-
Warrant adjustment	(87)	1,622
Share-based compensation expense	1,418	832
Deferred income taxes	1,389	(276)
Share of (income) loss of equity-accounted investees	(6,681)	31

Changes in operating assets and liabilities:
Trade accounts receivables	(26,207)	19,971
Prepaid expenses and other assets	1,104	(11,376)
Trade accounts payable	(7,739)	(4,635)
Income taxes, net	3,049	2,668
Accrued expenses and other liabilities	7,434	22,432
Net cash generated from operating activities	29,128	66,053

Investing activities
Purchase of property, plant and equipment, net	(17,570)	(17,414)
Investment in equity-accounted investees	(25,000)	-
Payments for call option premium	(3,000)	-
Proceeds from equity-accounted investees	104	395
Net cash used in investing activities	(45,466)	(17,019)

Financing activities
Proceeds from the issuance of common stock	1,510	9,026
Proceeds from long term debt (net of debt issuance cost paid to lenders)	156,525	-
Payments of long term debt	(117,600)	(8,400)
Payments for loan fees related to long term debt	(2,794)	-
Payments on a line of credit, net	-	(24,529)
Payments on other debts, net	(13,656)	(7,304)
Common stock repurchases	(1,912)	-
Net cash (used in) generated from financing activities	22,073	(31,207)

Net increase in cash and cash equivalents	5,735	17,827
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(898)	106
Cash and cash equivalents and restricted cash at the beginning of period	50,559	32,626
Cash and cash equivalents and restricted cash at the end of period	55,396	50,559

Components of cash and cash equivalents and restricted cash
Balances with banks	47,940	44,507
Restricted cash	7,456	6,052
Total cash and cash equivalents and restricted cash	55,396	50,559

Supplemental disclosure of cash flow information
Cash paid for interest and other finance cost	22,359	13,080
Cash paid for income taxes	7,081	4,795
Noncash warrant adjustment	(87)	1,622
Noncash share-based compensation expenses	1,418	832

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA and Adjusted EPS. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net income (loss) plus Income tax expense, Share of income (loss) of equity-accounted investees, Interest expense, net, Depreciation and amortization expense, Impairment losses and restructuring cost, Share-based compensation expense, Foreign exchange gains (losses), net,  and Warrant adjustment (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to Startek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	8,339	(4,226)	9,726	(33,644)
Income tax expense	2,469	1,951	11,866	7,760
Share of income (loss) of equity-accounted investees	(6,682)	6	(6,681)	31
Interest expense, net	684	2,693	19,173	13,376
Foreign exchange gains (losses), net	691	1,853	649	2,183
Depreciation and amortization expense	7,739	6,922	28,137	28,201
Impairment losses and restructuring cost	6,262	13,254	8,226	37,799
Share-based compensation expense	486	385	1,418	832
Warrant adjustment	(1,078)	449	(87)	1,622
Adjusted EBITDA	18,910	23,287	72,427	58,160

Adjusted EPS:
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Income (loss) attributable to Startek shareholders	6,694	(7,577)	1,500	(38,985)
Add: Share based compensation expense	486	385	1,418	832
Add: Amortization of intangible assets, net of tax	2,277	2,277	9,062	9,078
Add: Warrant adjustment	(1,078)	449	(87)	1,622
Add: Impairment of right-of-use assets	4,514	-	4,514	-
Add: Goodwill impairment loss	-	13,236	-	35,944
Add: Debt issuance cost expensed out	-	-	10,937	-
Adjusted net income (loss)	12,893	8,770	27,343	8,491

Weighted average common shares outstanding - Basic	40,707	40,333	40,719	39,442
Weighted average common shares outstanding - Diluted	40,865	40,333	41,086	39,442

Adjusted EPS - Basic	0.32	0.22	0.67	0.22
Adjusted EPS - Diluted	0.32	0.22	0.67	0.22